Exhibit 12.2

CERTIFICATIONS

I, Anthony K. Chan, certify that:

1. I have reviewed this Amendment No. 1 to annual report on Form 20-F/A of Borqs Technologies, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 18, 2020	By:	/s/ Anthony K. Chan
Anthony K. Chan Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)